Exhibit 23.1

December 15, 2009
CONSENT OF INDEPENDENT AUDITORS
The Board of Directors
Ebix, Inc.
We consent to the use in this Form 8-K/A of Ebix, Inc., of our report dated July 24, 2009 relating to our audit of the financial statements of EZ Data, Inc. as of December 31, 2008, and for the year then ended and for our report dated December 4, 2009 for the review of the financial statements for the nine months ended September 30, 2008 and 2009.
Krycler, Ervin, Taubman & Walheim, AAC
Sherman Oaks, California
December 15, 2009
15303 VENTURA BOULEVARD, SUITE 1040 • SHERMAN OAKS, CA 91403 • P. 818.995.1040 • F: 818.995.4124
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